Exhibit 10.3

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                                                              | Execution Copy |
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                IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA
              (HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)
              ----------------------------------------------------


 WADE TUCKER, derivatively on behalf           )
 of HealthSouth Corporation,                   )
                                               )
                            Plaintiff,         )
                                               )
          v.                                   )    CIVIL ACTION NO: CV-02-5212
                                               )
 RICHARD M. SCRUSHY, et al.,                   )
                                               )
                            Defendants,        )
                                               )
          and                                  )
                                               )
 HEALTHSOUTH CORPORATION,                      )
                                               )
                            Nominal Defendant. )

          STIPULATION OF SETTLEMENT WITH CERTAIN INDIVIDUAL DEFENDANTS

         Wade Tucker, derivatively on behalf of HealthSouth Corporation, and the Wendell H. Cook Testamentary Trust, John P. Cook Trustee (the "Cook Trust"), (collectively "Plaintiff"); HealthSouth Corporation ("HealthSouth"); and Patrick
A. Foster, Larry D. Taylor, C. Sage Givens, George H. Strong, Larry D. Striplin, Jr., Joel C. Gordon, John S. Chamberlin, Charles W. Newhall, III, Phillip C. Watkins, Richard F. Celeste, Edwin M. Crawford, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, Jon F. Hanson, Robert P. May, Lee S. Hillman, William W. Horton, James P. Bennett, P. Daryl Brown, Anthony J. Tanner, Robert E. Thomson, Gerald P. Scrushy, Thomas W. Carman, and Daniel J. Riviere (the "Individual Settling Defendants")(1); by and through their respective attorneys, have entered into this following Stipulation of Settlement

--------------------
(1) The following Individual Settling Defendants were not named as defendants in this Action, but are parties to this Stipulation because they were named as defendants in other related actions: Richard F. Celeste, Edwin M. Crawford, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, Jon F. Hanson, Robert P. May, Lee S. Hillman, William W. Horton, James P. Bennett, P. Daryl Brown, Anthony J. Tanner, Robert E. Thomson, and Thomas W. Carman.

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(the "Stipulation") subject to the approval of the Alabama Circuit Court,
Jefferson County (the "Court")(2):

         WHEREAS,

         A. The above captioned action (the "Action") is a stockholder derivative action seeking monetary recovery for HealthSouth against certain present and former HealthSouth directors, officers, accountants, investment bankers and certain others for, among other things, alleged wrongdoing in connection with the falsification of HealthSouth's financial statements over a period of many years.

         B. Plaintiff filed the Original Complaint in this Action on August 28, 2002, a First Amended Complaint on November 15, 2002, a Second Amended Complaint on March 21, 2003, a Third Amended Complaint on August 22, 2003, and a Supplemental and Fourth Amended Complaint on March 25, 2004 (collectively, the "Complaint").

         C. The Complaint alleges, among other things, that the Individual Settling Defendants breached their fiduciary duties to HealthSouth and engaged in self-dealing and other alleged misconduct.

         D. The Individual Settling Defendants filed motions to dismiss the Complaint. Following briefing and argument, those motions were denied by the Court.

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(2) The following persons are not parties to this settlement: Richard M.
Scrushy; any HealthSouth officers, directors, or employees who have agreed to plead guilty or otherwise have been convicted of crimes in connection with HealthSouth's former financial reporting activities, including but not limited to Angela Ayers, Aaron Beam, Richard Botts, Jason Brown, Cathy Edwards, Catherine Fowler, Emery Harris, Will Hicks, Kenneth Livesay, Michael Martin, Malcolm McVay, Rebecca Morgan, William Owens, Weston Smith, and Virginia Valentine (together with Richard M. Scrushy, the "Non-Settling Individual Defendants"); all defendants who were never directors, officers, or employees of HealthSouth, including, without limitation, defendants Ernst & Young LLP, UBS Securities LLC, Source Medical Solutions, Inc., Capstone Capital Corp., Medcenterdirect.com, and G.G. Enterprises (the "Non-Settling Defendant Entities"), (the Non-Settling Individual Defendants and the Non-Settling Defendant Entities are collectively the "Non-Settling Defendants").

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         E. Following arm's-length negotiations, the parties have reached an agreement pursuant to which the Individual Settling Defendants would be dismissed from this Action and all other related derivative litigation (including the litigation listed in Paragraph H(iii) below) with prejudice (together, the "Derivative Actions") and released from all claims related to the Derivative Actions for payment of $100,000,000 (One Hundred Million Dollars) to HealthSouth by the Individual Settling Defendants' insurance carriers into an escrow account designated by HealthSouth.

         F. After conducting a legal and factual investigation, counsel for Plaintiff in this Action have concluded that the terms and conditions of the settlement (the "Settlement") provided for in this Stipulation are fair, reasonable, adequate, and in the best interests of HealthSouth.

         G. Plaintiff in this Action is entering into this Stipulation because the Settlement provides substantial and direct monetary benefits to HealthSouth, and Plaintiff and Plaintiff's counsel believe that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of HealthSouth and its stockholders.

         H. The Settlement is being entered into in contemplation of and is contingent upon the following:

            i. The contemporaneous partial settlement of litigation captioned In re HealthSouth Securities Litigation, Master File No. CV-03-1500-S, Consolidated Case Nos. CV-03-BE-1501-S and CV-03-BE-1502-S (N.D. Al.) (the "Federal Securities Litigation") by HealthSouth and certain of its current and former directors and officers and the Stockholder and Bondholder Classes. HealthSouth intends to use the proceeds of the Settlement of this Action, net of attorneys' fees, to enable it to fund, in part, the settlement of the Federal Securities Litigation. A substantial factor considered by Plaintiff and Plaintiff's counsel in agreeing to the Settlement was that the net proceeds of this Settlement would fund, in part, the

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                  settlement of the Federal Securities Litigation pending
                  against various defendants, including HealthSouth.

            ii. Subject to the judgment credit and insurance credit provisions of Paragraphs 12 and 15 herein, nothing contained in or referred to in this Stipulation will limit or otherwise inhibit continued maintenance of claims against the Non-Settling Defendants by or on behalf of HealthSouth (which is neither a Non-Settling Defendant, nor a Released Person, nor a Barred Person under this Settlement). Notwithstanding any other provision herein, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

            iii. Contemporaneous dismissal of all claims with prejudice against the Individual Settling Defendants in all other pending derivative suits involving HealthSouth, including without limitation (a) other derivative cases pending in this Court, including but not limited to Dennis Family Trust v. HealthSouth Corp., CV-98-6592 (Ala. Cir. Ct.); and (b) federal consolidated derivative cases, including but not limited to In re HealthSouth Corp. Derivative Litig., CV-02-BE-2565 (N.D.
                  Ala). The parties agree to jointly submit dismissal motions to the said courts that specify that the requested dismissals shall become effective contemporaneously with final settlement and dismissal of claims with prejudice against the Individual Settling Defendants in this Action. Further, the parties agree to jointly move for dismissal with prejudice against the Individual Settling Defendants in Teachers' Retirement System of Louisiana v. Scrushy, et al., C.A. No. 20529 (Del. Ch.), which claims have been previously dismissed without prejudice (notwithstanding that further prosecution of such claims against the Released Parties would be barred by this Settlement, if Finally Approved, regardless).

            iv. Contemporaneous dismissal of all claims with prejudice by and against the Settling Insurers, HealthSouth, and the Individual Settling Defendants in the Coverage Litigation.

         I. The Individual Settling Defendants have vigorously denied, and continue to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Derivative Actions, deny that they engaged in any wrongdoing, deny that they acted improperly in any way and deny liability of any kind to HealthSouth. The Individual Settling

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Defendants are entering into this Stipulation solely because the Settlement will
(i) avoid the substantial burden, expense, distraction and inconvenience of continued litigation of the claims asserted against them in the Derivative Actions; and (ii) finally put to rest and terminate those claims.

         J. The Plaintiff and HealthSouth desire to release all claims against the Individual Settling Defendants, while continuing to pursue all claims against the Non-Settling Defendants.

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties, subject to the approval of the Court pursuant to Alabama Rule of Civil Procedure 23.1, that the claims asserted in this Action against the Individual Settling Defendants are hereby compromised, settled, released, discharged and dismissed with prejudice in accordance with the terms and conditions set forth below.

                                 THE SETTLEMENT

         1. Payment of $100,000,000 (One Hundred Million Dollars) ("the "Settlement Amount") to HealthSouth shall be made by certain of the Individual Settling Defendants' insurance carriers who issued the Insurance Policies (the "Settling Insurers") into an escrow account designated by HealthSouth.

         2. "Released Claims" are any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys' fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated

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or unliquidated, whether or not asserted, that have been or could have been asserted in this Action by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the Released Parties, which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in the Complaint; and, with respect to the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, all claims and causes of action of every nature and description, whether known or unknown, whether arising under any federal, state, local, statutory or common law, whether brought directly or derivatively, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         3. "Released Parties" are the Individual Settling Defendants or their respective family members, heirs, executors, administrators, successors, assigns, present and former

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employees, officers, directors, attorneys, legal representatives, and agents of each of them, and any person or entity in which any Individual Settling Defendant has or had a controlling interest and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and the Settling Insurers, and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and any other current or former directors, officers, or employees of HealthSouth other than the Non-Settling Defendants, regardless of whether such person was served with process and appeared in this Action. Notwithstanding the generality of the foregoing, the "Released Parties" shall in no event be deemed to include any of (i) the Non-Settling Defendants, or (ii) the Non-Settling Insurers (and any other person or entity in their capacity as a successor in interest to the Non-Settling Insurers with respect to the insurance policy or policies they issued to HealthSouth and/or the Individual Settling Defendants).

         4. "Insurance Policies" are the insurance policies issued by the Settling Insurers to HealthSouth that are identified in Exhibit A to the Settlement Agreement and Policy Release executed on or about this date between HealthSouth, the Individual Settling Defendants and the Settling Insurers ("Insurance Settlement Agreement").

         4.1 "Non-Settling Insurers" shall mean Houston Casualty Insurance and Axis Specialty Insurance.

         5. "Coverage Litigation" shall have the meaning given to that term in the Insurance Settlement Agreement.

         6. "Underlying Litigation" shall have the meaning given to that term in the Insurance Settlement Agreement.

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         7. In consideration for the terms and conditions of the Stipulation,
Plaintiff, HealthSouth (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders and any person acting or purporting to act on behalf of HealthSouth), or any of them, shall be permanently barred, enjoined and restrained from instituting, commencing or prosecuting in this Action or any other action or proceeding any Released Claims against any of the Released Parties. The Released Claims against each and all of the Released Parties shall be released and dismissed with prejudice and on the merits with full preclusive effect as to each of the Released Parties.

         8. This release is given pursuant to Alabama law and is to be construed under Alabama law, which, as the parties acknowledge, currently bars claims for contribution by joint tortfeasors, and other similar claims. It is the intent of the parties hereto to protect the Released Parties against any claims for contribution, indemnification or similar claims, arising out of or related to, in any way, the Released Claims. Should the law of Alabama or any other jurisdiction be construed or deemed to apply and construed to allow claims for contribution, indemnification or similar claims against the Released Parties, it is the intent of the parties hereto to provide the Released Parties with the fullest protection possible against claims or potential claims for contribution, indemnification, or similar claims, including specifically, but not limited to 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law.

         9. In consideration for the terms and conditions of the Stipulation, and in accordance with 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law:

            (a) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, shall be permanently barred, enjoined and restrained to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Released Parties involving, related to or arising out of the facts and events that are the subject of the Released Claims, including

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            but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

            (b) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, shall be permanently barred, enjoined and restrained from commencing, prosecuting, or asserting against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

            (c) "Barred Person" shall be defined as any person or entity other than HealthSouth that is barred and/or enjoined by paragraph 9(a) and 9(b).

         10. HealthSouth and the Individual Settling Defendants shall be permanently barred, enjoined and restrained from commencing, prosecuting or asserting any actions or claims against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         11. All Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them shall be permanently barred, enjoined and restrained from commencing,

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prosecuting or asserting any actions or claims against HealthSouth and/or the
Individual Settling Defendants that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         12. Barred Persons shall be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment for each claim entered in the Action) in an amount that is the greater of: (i) that part of the Settlement Amount paid by the settling parties and the Settling Insurers that is allocated to claims for which contribution or indemnification would otherwise be available; or (ii) for each such claim, the proportionate share of the Individual Settling Defendants' fault as determined at trial; or (iii) the value of any contribution claim (whether contractual or otherwise), indemnification claim (whether contractual or otherwise) or similar claim that the Court determines would have been available but for this Settlement. The credit referred to herein is not effective or applicable until Final Approval of this Settlement. Notwithstanding any other provision herein, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         13. In consideration for the terms and conditions of the Stipulation, and in accordance with 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law, the Released Parties shall be permanently barred, enjoined and restrained to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts

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and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims; provided, however, that nothing contained herein shall release, alter, change, limit, affect, dilute, eliminate, or in any way, impair or undermine existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporate governance provision, Certificate of Incorporation, By-laws, as in effect at any time, other corporate documents, indemnification agreements, letter agreements, severance agreements, contract, law, or otherwise.

         14. The Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them shall be permanently barred, enjoined and restrained from commencing, prosecuting, or asserting against the Barred Persons any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         15. In the event that (i) a judgment (net of any judgment credit required under Paragraph 12 herein) is entered in this Action against any Non-Settling Defendant, and (ii) a court

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determines that such Non-Settling Defendant would have been entitled to coverage for such judgment under the Insurance Policies but for the Stipulation, then such Non-Settling Defendant shall have the judgment reduced by the amount of coverage, if any, such court determines (based on jury findings as and if required by law) is payable on behalf of such Non-Settling Defendant, but only to the extent such a reduction has not already been made with respect to another judgment. In connection with the judicial determination of insurance coverage referred to in the preceding sentence, the Plaintiff shall have the right to defend all claims of coverage asserted by any Non-Settling Defendant and to assert all defenses to coverage that may have been available to the insurers, and the Settling Insurers, HealthSouth and the Individual Settling Defendants shall provide reasonable cooperation in the defense of all such claims. The credit referred to herein is not effective or applicable until Final Approval of this Settlement. Notwithstanding any other provision herein, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         16. The bar provisions contemplated herein are reciprocal and in the event that any person or entity asserts and is legally not barred by the bar order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order (the "First Person") against any other person (the "Second Person"), the bar order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of the bar order against the First Person.

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         17. Nothing contained in this Stipulation shall be interpreted as satisfying or mitigating or discharging or reducing the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         18. Subject to the judgment credit and insurance credit provisions of Paragraphs 12 and 15 herein, nothing referred to in this Settlement will prevent the continued maintenance of the derivative claims against the Non-Settling Defendants by or on behalf of HealthSouth (which is neither a Non-Settling Defendant, nor a Released Person, nor a Barred Person under this Settlement), nor shall this Stipulation or any of the agreements to which it refers be interpreted as satisfying or mitigating or discharging or reducing existing derivative judgments against any of the Non-Settling Defendants. As a condition to any future settlement of this Action as to any Non-Settling Defendant, such Non-Settling Defendant shall agree to release and forever discharge the Settling Insurers and the Individual Settling Defendants from the Released Claims. Nothing in this Agreement shall be construed to prevent a party thereto from seeking to enforce the Agreement. To the extent there is any conflict between the terms of this Agreement and the form of Order and Partial Final Judgment attached hereto as Exhibit C, the latter shall govern.

                       SUBMISSION AND APPLICATION TO COURT

         19. As soon as practicable after the execution of the Stipulation, the parties hereto shall jointly apply to the Court for an order that contains each of the terms and conditions set out in the form attached hereto as Exhibit A (the "Scheduling Order").

                             NOTICE TO STOCKHOLDERS

         20. HealthSouth shall, at its expense, mail to current HealthSouth stockholders the Notice of Proposed Settlement of Derivative Action, substantially in the form attached hereto as Exhibit B (the "Notice"), as set forth in the Scheduling Order.

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                        ORDER AND PARTIAL FINAL JUDGMENT

         21. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall promptly request the Court to enter an Order and Partial Final Judgment that contains each of the terms and conditions set out in the form attached hereto as Exhibit C, implementing the Settlement and awarding attorneys' fees.

         22. The Court's determination to enter such Order and Partial Final Judgment containing each of the terms and conditions set out in the form attached hereto as Exhibit C shall constitute final approval of the Settlement ("Final Approval" or "Finally Approved") for purposes of this Stipulation.

                             FINALITY OF SETTLEMENT

         23. The Settlement shall be considered final ("Final") for purposes of this Stipulation subsequent to entry of the Order and Partial Final Judgment approving the Settlement only upon the expiration of any applicable appeal period for the appeal of the Order and Partial Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Partial Final Judgment appealed from (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed. An appeal only with respect to the award of attorneys' fees and expenses shall not affect the finality of the Settlement.

                           RIGHT TO WITHDRAW FROM THE
                   SETTLEMENT / TERMINATION OF THE SETTLEMENT

         24. Each of the parties shall have the option to withdraw from and terminate this Settlement in the event that (i) either the Scheduling Order or the Order and Partial Final

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Judgment referred to above is not entered with each of the terms and conditions set out in the forms attached hereto, or in such form as may be ordered by the Court with the consent of the parties, or (ii) the Settlement is materially modified on appeal.

         25. In the event the Settlement proposed herein is not Finally Approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement (including, but not limited to the contingencies identified in paragraphs H(i), (ii), (iii), and (iv) above) are not fulfilled or if the Settlement is terminated pursuant to P. 24 above, then the Settlement proposed herein shall be of no further force and effect, and this Stipulation and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation.

         26. In order to exercise the option to withdraw from and terminate this Settlement, a party must provide, within twenty (20) days of the event giving rise to such option, written notice of such withdrawal and the grounds therefore to all signatories to this Stipulation.

                         DEFENDANTS' DENIAL OF LIABILITY

         27. The Individual Settling Defendants specifically disclaim any liability whatsoever relating to any of the Released Claims, expressly deny having engaged in any wrongful or illegal activity, or having violated any law or regulation or duty, expressly deny that any person or entity has suffered any harm or damages as a result of the Released Claims, and are making this Settlement solely to avoid the distraction, burden and expense occasioned by continued litigation. The Court has made no finding that the Individual Settling Defendants or any of the Released Parties engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in

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violation of any law or regulation or duty in any respect. The Individual
Settling Defendants believe they have acted with the utmost care, good faith, candor and honesty, and have at all times acted loyally and in the best interests of HealthSouth. Without conceding any infirmity in their defenses against the Released Claims, the Individual Settling Defendants are agreeing to the Settlement solely to avoid the substantial burden, expense, distraction and inconvenience of continued litigation.

                          ATTORNEYS' FEES AND EXPENSES

         28. Counsel for the Plaintiff in this Action shall have a contractual right to recover from HealthSouth, and HealthSouth shall have an obligation to pay said counsel, reasonable attorneys' fees and costs in connection with the claims against the Individual Settling Defendants in an amount to be determined by the Court. The Plaintiff's counsel intend to apply for an award of attorneys' fees of not more than 30% of the Settlement Amount, plus reimbursement of reasonable out-of-pocket expenses in the form of a fee petition presented to the Court, to which HealthSouth shall be free to object under applicable precedents. Nothing in this paragraph shall constitute any admission or concession in any respect by any party as to the manner of computation of the fee, except that the fee shall be calculated in the same manner as if the Settlement Amount had been deposited into the Court for and on behalf of HealthSouth and as if the fee to be awarded were to be paid out of such amount so deposited.

         29. In the event the Settlement becomes Final, HealthSouth agrees that it will make payment of such fees and expenses that are awarded by the Court in this Action to the firm of Prickett, Jones & Elliott, P.A. as distributing agent for Plaintiff's counsel by wire transfer within 5 business days after the Settlement becomes Final. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and reimbursement of expenses. No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of any attorneys' fees, costs and expenses awarded by the Court shall constitute grounds for cancellation or termination of this Stipulation.

                            RELEASE OF UNKNOWN CLAIMS

         30. With respect to any and all Released Claims against Released Parties, the parties stipulate and agree that, upon the date when this Settlement becomes Final, the Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Also, with respect to any and all Released Claims against Released Parties, Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code ss. 1542. Plaintiff and HealthSouth may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, which if known, might have affected the decision to enter into this Stipulation, but hereby stipulate and agree that on the date when this Settlement becomes Final, they do, fully, finally and forever settle and release any and all Released Claims against Released Parties, without regard to subsequent discovery or existence of such different or additional facts. Plaintiff and HealthSouth acknowledge that the inclusion of unknown claims in the definition of Released Claims was separately bargained for and was a key element of the Settlement of which the releases are a part.

                                    AUTHORITY

         31. Each of the attorneys executing the Stipulation on behalf of one of the parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client.

                          STIPULATION NOT AN ADMISSION

         32. The provisions contained in the Stipulation and all negotiations, statements and proceedings in connection therewith shall not be deemed a presumption, a concession or an admission by the Individual Settling Defendants or any Released Person of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Derivative Actions or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by the Plaintiff, HealthSouth, or any other person in these or any other actions or proceedings, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

         33. This Stipulation, together with any exhibits, shall be deemed to have been mutually prepared by the settling parties and shall not be construed against any of them by reason of authorship.

                                  COUNTERPARTS

         34. This Stipulation may be executed in any number of actual, telecopied or emailed counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same instrument.

                                     WAIVER

         35. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

                                   AMENDMENTS

         36. This Stipulation may not be amended, or any of its provisions waived, except by a writing executed by all of the parties hereto. The parties may agree, without further order of the Court, to reasonable extensions of time to carry out any of the provisions of this Stipulation.

         37. This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or other entity into or with which any party may merge or consolidate.

         38. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

                              GOVERNING LAW; FORUM

         39. This Stipulation shall be construed and enforced in accordance with the laws of the State of Alabama, without regard to conflict of law principles.

         40. In the event of any dispute or disagreement with respect to the meaning, effect or interpretation of the Stipulation or an attached exhibit or in the event of a claimed breach of the Stipulation or an attached exhibit, the parties hereto agree that such dispute shall be adjudicated only in this Court. The Court shall retain jurisdiction for purposes, among other things, of administering the Settlement and resolving any disputes hereunder without affecting the finality of the Settlement.

                                  BEST EFFORTS

         41. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the prompt Final Approval of this Stipulation and the Settlement.

         42. If any claims which are or would be subject to the release and dismissal contemplated by the Settlement are asserted against any person in any court prior to or following Final Approval of the Settlement, the Plaintiff shall join, where possible, in any motion to dismiss or stay such proceedings and shall otherwise use best efforts to effect a withdrawal or dismissal of the claims.

                            NON-ASSIGNMENT OF CLAIMS

         43. Plaintiff in this Action and Plaintiff's counsel represent and warrant that none of the Plaintiff's claims or causes of action in this Action has been assigned, encumbered or in any manner transferred in whole or in part.

                          COMPLETE AND ENTIRE AGREEMENT

         44. Except as provided through the payment of the Settlement Amount by the Settling Insurers, the Individual Settling Defendants shall bear no expenses, costs, damages or fees incurred by the Plaintiff, HealthSouth, or their respective attorneys, experts, advisors, agents or representatives.

         45. This Stipulation constitutes the entire agreement among the parties with respect to its subject matter and supersedes any prior oral or written agreements or understandings with respect thereto; provided, however, that nothing contained herein shall release, alter, change, limit, affect, dilute, eliminate, or in any way impair or undermine existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporate governance provision, Certificate of Incorporation, By-laws, as in effect at any time, other corporate documents, indemnification agreements, letter agreements, severance agreements, contract, law, or otherwise.

                                     NOTICES

         46. All notices required or permitted under or pertaining to this Settlement shall be in writing and delivered by any method providing proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the parties at the addresses in Exhibit D until a different address has been designated by notice to the other parties.

/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /
/   /   /

IN WITNESS WHEREOF, the parties have caused this Stipulation to be executed by their duly-authorized attorneys this 25th day of September, 2006.


     GALLOWAY & SOMERVILLE, LLC



     By:   /s/ John Q. Somerville
           ---------------------------------
           John Q. Somerville, Esq.
           11 Oak Street
           Birmingham, Alabama 35213

                         -and-

          HARE WYNN NEWTON & NEWELL LLP
          John W. Haley, Esq.
          The Historic Massey Building
          2025 Third Avenue North, Suite 800
          Birmingham, Alabama 35203

     Attorneys for Derivative Plaintiffs Wade Tucker and Wendell H. Cook Testamentary Trust (John P. Cook, Trustee), for and on behalf of HealthSouth Corporation


     HEALTHSOUTH CORPORATION



     By:   /s/ John Whittington
           ---------------------------------
           John Whittington, Esq.
           Executive Vice President, Interim General Counsel, and Secretary One HealthSouth Parkway
           Birmingham, Alabama 35243


     STARNES & ATCHISON LLP



     By:   /s/ Anthony C. Harlow
           ---------------------------------
           Anthony C. Harlow, Esq.
           100 Brookwood Place, Seventh Floor
           Birmingham, Alabama 35209

     Attorneys for Edwin M. Crawford

     J. MARK HART, P.C.



     By:   /s/ J. Mark Hart
           ---------------------------------
           J. Mark Hart, Esq.
           1400 Park Place Tower
           2001 Park Place Tower
           Birmingham, Alabama 35203

                         -and-

          CADWALADER, WICKERSHAM & TAFT LLP
          Martin L. Seidel, Esq.
          One World Financial Center
          New York, New York 10281

     Attorneys for Jon F. Hanson, Robert P. May and  Lee S. Hillman


     MAYNARD COOPER & GALE, P.C.



     By:   /s/ N. Lee Cooper
           ---------------------------------
           N. Lee Cooper, Esq.
           1901 Sixth Avenue, North
           2400 AmSouth / Harbert Plaza
           Birmingham, Alabama 35203

                         -and-

          ALSTON & BIRD LLP
          Peter Q. Bassett, Esq.
          Betsy P. Collins, Esq.
          1201 West Peachtree Street
          Atlanta, Georgia 30309

     Attorneys for Patrick A. Foster, Larry D. Taylor, Phillip C. Watkins, Richard F. Celeste, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, William W. Horton, P. Daryl Brown and Daniel J. Riviere

     J. MARK HART, P.C.



     By:   /s/ J. Mark Hart
           ---------------------------------
           J. Mark Hart, Esq.
           1400 Park Place Tower
           2001 Park Place Tower
           Birmingham, Alabama 35203

                         -and-

          SIMPSON THACHER & BARTLETT LLP
          Michael J. Chepiga, Esq.
          Paul C. Gluckow, Esq.
          425 Lexington Avenue
          New York, New York 10017

     Attorneys for C. Sage Givens, George H. Strong, Larry D. Striplin, Jr., Joel C. Gordon, John S. Chamberlin and Charles W. Newhall, III


     JOHNSTON BARTON PROCTOR & POWELL LLP



     By:   /s/ Don B. Long, Jr. (by GEN with express permission)
           ------------------------------------------------------------
           Don B. Long, Jr., Esq.
           James F. Henry, Esq.
           2900 AmSouth / Harbert Plaza
           1901 Sixth Avenue North
           Birmingham, Alabama 35203

     Attorneys for James P. Bennett


     FAWAL & SPINA


     By:    /s/ Joseph A. Fawal
           ---------------------------------
           Joseph A. Fawal, Esq.
           1330 21st Way South, Suite 200
           Birmingham, Alabama 35205

     Attorneys for Thomas W. Carman

     LIGHTFOOT, FRANKLIN & WHITE, L.L.C.



     By:   /s/ Jackson R. Sharman III
           ---------------------------------
           Jackson R. Sharman III, Esq.
           James F. Hughey III, Esq.
           The Clark Building
           400 20th Street North
           Birmingham, Alabama 35203

     Attorneys for Anthony J. Tanner


     CHRISTIAN SMALL LLP


     By    /s/ Maxwell H. Pulliam
           ---------------------------------
           Maxwell H. Pulliam, Esq.
           1800 Financial Center
           505 North 20th Street
           Birmingham, Alabama 35203

     Attorneys for Robert E. Thomson


     ELLIS & BLOOM


     By:   /s/ Thomas E. Ellis
           ---------------------------------
           Thomas E. Ellis, Esq.
           300 Office Park Drive, Suite 309
           Birmingham, Alabama 35223

     Attorneys for Gerald P. Scrushy

                                                                       EXHIBIT A

                IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA
              (HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)
              ----------------------------------------------------


 WADE TUCKER, derivatively on behalf             )
 of HealthSouth Corporation,                     )
                                                 )
                            Plaintiff,           )
                                                 )
          v.                                     )   CIVIL ACTION NO: CV-02-5212
                                                 )
 RICHARD M. SCRUSHY, et al.,                     )
                                                 )
                            Defendants,          )
                                                 )
          and                                    )
                                                 )
 HEALTHSOUTH CORPORATION,                        )
                                                 )
                            Nominal Defendant.   )

                                SCHEDULING ORDER

         Wade Tucker, derivatively on behalf of HealthSouth Corporation, and the Wendell H. Cook Testamentary Trust, John P. Cook Trustee (the "Cook Trust"), (collectively "Plaintiff"), HealthSouth Corporation ("HealthSouth"), and Patrick
A. Foster, Larry D. Taylor, C. Sage Givens, George H. Strong, Larry D. Striplin, Jr., Joel C. Gordon, John S. Chamberlin, Charles W. Newhall, III, Phillip C. Watkins, Richard F. Celeste, Edwin M. Crawford, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, Jon F. Hanson, Robert P. May, William W. Horton, James P. Bennett, P. Daryl Brown, Anthony J. Tanner, Robert E. Thomson, Gerald P. Scrushy, Thomas W. Carman, and Daniel J. Riviere (the "Individual Settling Defendants"), having applied pursuant to Alabama Rule of Civil Procedure 23.1 for an Order to approve the proposed settlement of this action (the "Action") in accordance with the Stipulation of Settlement with Certain Individual Defendants entered into by the parties, dated as of September 25, 2006 (the "Stipulation"), and for the dismissal of the Individual Settling Defendants from this Action with prejudice upon the terms and conditions set forth in the Stipulation (the "Settlement"), and the Court having read and considered the Stipulation and accompanying documents, including the Insurance Settlement Agreement, and all parties having consented to the entry of this Order,

         NOW, this _____ day of _____________, 2006, upon application of Plaintiff, HealthSouth, and the Individual Settling Defendants,

         IT IS HEREBY ORDERED as follows:

         1. The Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

         2. The Settlement and the Insurance Settlement Agreement are preliminarily approved as fair, reasonable, adequate and in the best interests of HealthSouth and it was not illegal for HealthSouth to agree to the indemnification obligations in Section 5 and the advancement obligations in
Section 6 of the Insurance Settlement Agreement.

         3. A hearing shall be held on ____________________, 2006, at _______
___.m, in the Alabama Circuit Court, Jefferson County, 716 North Richard Arrington Jr. Blvd., Room 350, Birmingham, Alabama (the "Settlement Hearing") to determine the fairness, reasonableness and adequacy of the Stipulation and the Settlement, whether the Stipulation and the Settlement should be approved by the Court and judgment entered thereon, and to hear and determine any objections to the Settlement. At the Settlement Hearing, Plaintiff's counsel may apply for an award of attorneys' fees and expenses as set forth in the Stipulation, which application shall be heard by the Court at the Settlement Hearing or at such time thereafter as the Court in its discretion deems appropriate. Plaintiff shall submit his brief in support of the Settlement and fee petition seven (7) days prior to the Settlement Hearing.

         4. The Court reserves the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and costs, without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.

         5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Stipulation and without further notice.

         6. Not less than forty-five (45) days prior to the date of the Settlement Hearing, HealthSouth shall mail to its stockholders of record, by first class mail, postage prepaid, the Notice substantially in the form attached to the Stipulation as Exhibit B. Furthermore, HealthSouth shall use reasonable efforts to mail additional copies of the Notice to any record holder requesting the Notice for the purpose of distribution to any beneficial owners of HealthSouth stock.

         7. The form and method of notice specified herein is the best notice practicable and constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice in this Action and in all other derivative cases pending in the Circuit Court of Jefferson County, Alabama, including but not limited to Dennis Family Trust v. HealthSouth Corp., CV-98-6592 (Ala. Cir. Ct.), and fully satisfies the requirements of due process, Rule 23.1 of the Rules of this Court and applicable law. HealthSouth shall, on or before the date of the Settlement Hearing directed herein, file proof of mailing of the Notice.

         8. Any HealthSouth stockholder with standing to assert the derivative claims asserted in this Action or any other derivative action filed on behalf of HealthSouth who objects to the Stipulation, the Settlement, the Order and Partial Final Judgment and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than Plaintiff or his counsel shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing directed herein, (i) written notice of the intention to appear; (ii) a detailed statement of such person's objections to any matter before the Court; and (iii) the grounds therefore or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Alabama Circuit Court, Jefferson County Clerk and, on or before such filing, shall be served by hand or any mode of delivery providing proof of delivery on the following counsel of record:

                         John W. Haley, Esquire
                         Hare, Wynn, Newell & Newton
                         2025 Third Avenue North, Suite 800
                         Birmingham, Alabama  35203

                         John Q. Somerville, Esquire
                         Galloway & Somerville, LLC
                         11 Oak Street
                         Birmingham, Alabama 35213

                         J. Mark Hart, Esquire
                         J. Mark Hart, P.C.
                         1400 Park Place Tower
                         2001 Park Place North
                         Birmingham, Alabama 35203

                         Patrick C. Cooper, Esquire
                         Maynard, Cooper & Gale, P.C.
                         1901 Sixth Avenue North, Suite 2400
                         Birmingham, Alabama  35203

         9. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this Action or any other action or proceeding.

         10. Pending final determination of whether the Stipulation should be approved, Plaintiff's counsel, Plaintiff, HealthSouth, any stockholder of HealthSouth, and any Barred Person (as defined in the Stipulation) are barred and enjoined from commencing or prosecuting any action asserting any Released Claims (as defined in the Stipulation) against any Released Parties (as defined in the Stipulation).

         11. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, an Order and Partial Final Judgment shall be entered as described in the Stipulation.

         12. If the Stipulation is not approved by the Court or is terminated or shall not become effective for any reason whatsoever, the claims in this Action against the Individual Settling Defendants shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation nor any provision contained in the Stipulation nor any action undertaken pursuant thereto nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in this Action or any other action or proceeding.


                                            -----------------------------------
                                            Allwin E. Horn, III, Circuit Judge

                                                                       EXHIBIT B

                IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA
              (HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)
              ----------------------------------------------------


 WADE TUCKER, derivatively on behalf             )
 of HealthSouth Corporation,                     )
                                                 )
                            Plaintiff,           )
                                                 )
          v.                                     )   CIVIL ACTION NO: CV-02-5212
                                                 )
 RICHARD M. SCRUSHY, et al.,                     )
                                                 )
                            Defendants,          )
                                                 )
          and                                    )
                                                 )
 HEALTHSOUTH CORPORATION,                        )
                                                 )
                            Nominal Defendant.   )

                      NOTICE OF PROPOSED PARTIAL SETTLEMENT
                              OF DERIVATIVE ACTION

TO:      All current record and beneficial stockholders of HealthSouth
         Corporation

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU ARE NOT A BENEFICIAL HOLDER OF ANY HEALTHSOUTH CORPORATION COMMON STOCK, BUT HOLD SUCH STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

         This notice relates to a lawsuit brought derivatively on behalf of HealthSouth Corporation ("HealthSouth"), and is given pursuant to Rule 23.1 of the Rules of the Circuit Court of Jefferson County Alabama (the "Court") and an order entered by the Court in the above-captioned action (the "Action").

                               SETTLEMENT HEARING

         Stockholders of HealthSouth are hereby notified that the Court will hold a hearing in the Alabama Circuit Court, Jefferson County, 716 North Richard Arrington Jr. Blvd., Room 350,

Birmingham, Alabama on ______________, 2006 at ____.m. (the "Settlement Hearing"). At the Settlement Hearing, the Court will determine whether or not
(i) to approve a proposed settlement of certain claims in this Action (the "Settlement") as memorialized in a Stipulation of Settlement with Certain Individual Defendants in this Action (the "Stipulation"); (ii) to approve an Order ending a portion of this Action and barring further lawsuits over the claims made or which could have been made against certain individual defendants in this Action; (iii) to award attorneys' fees and expenses to counsel for Plaintiff in this Action pursuant to the application described below; and (iv) to approve a Settlement Agreement and Policy Release between HealthSouth, Certain Individual Settling Defendants and the Settling Insurers ("Insurance Settlement Agreement").

         The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral announcement at such hearing or adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Settlement, with or without modifications, to enter its final judgment dismissing this Action as to certain defendants with prejudice and on the merits, and to order the payment of attorneys' fees and expenses, without further notice of any kind.

         If the Settlement is approved, all pending claims against the Individual Settling Defendants (who are listed below) in all derivative litigation involving HealthSouth will be dismissed with prejudice. The cases that will be dismissed with prejudice as to the Individual Settling Defendants include (a) other derivative cases pending in the Circuit Court of Jefferson County, Alabama, including but not limited to Dennis Family Trust v. HealthSouth Corp., CV-98-6592 (Ala. Cir. Ct.); and (b) federal consolidated derivative cases, including but not limited to In re HealthSouth Corp. Derivative Litig., CV-02-BE-2565 (N.D. Ala). Additionally, the parties will jointly move to make the previously-entered dismissal in Teachers' Retirement System of

Louisiana v. Scrushy, et al., C.A. No. 20529 (Del. Ch.), a dismissal with prejudice as to the Individual Settling Defendants, notwithstanding that further prosecution of such claims against the Released Parties would be barred by this Settlement, if Finally Approved, regardless.

                              SUMMARY OF SETTLEMENT

         This is a stockholder derivative action seeking monetary recovery for HealthSouth against certain present and former HealthSouth directors, officers, accountants, investment bankers and certain others for, among other things, alleged wrongdoing in connection with the falsification of the Company's financial statements over a period of many years.

         The Plaintiff and HealthSouth have agreed to settle the claims against certain defendants--namely, the officer and director defendants, but excluding Richard M. Scrushy, officers and directors who have pleaded guilty to crimes in connection with HealthSouth's financial reporting, and the corporate defendants--in return for payment of $100,000,000 (One Hundred Million Dollars) to HealthSouth by the Individual Settling Defendants' insurance carriers. The defendants who are settling are Patrick A. Foster, Larry D. Taylor, C. Sage Givens, George H. Strong, Larry D. Striplin, Jr., Joel C. Gordon, John S. Chamberlin, Charles W. Newhall, III, Phillip C. Watkins, Richard F. Celeste, Edwin M. Crawford, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, Jon F. Hanson, Robert P. May, Lee S. Hillman, William W. Horton, James P. Bennett, P. Daryl Brown, Anthony J. Tanner, Robert E. Thomson, Gerald P. Scrushy, Thomas W. Carman, and Daniel J. Riviere (the "Individual Settling Defendants").(1)

--------------------
(1) The following Individual Settling Defendants were not named as defendants in this Action, but are parties to the Stipulation because they were named as defendants in other related actions: Richard F. Celeste, Edwin M. Crawford, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, Jon F. Hanson, Robert P. May, Lee S. Hillman, William W. Horton, James P. Bennett, P. Daryl Brown, Anthony J. Tanner, Robert E. Thomson, and Thomas W. Carman.

         This Action will continue as against Non-Settling Defendants, including Richard M. Scrushy, and HeathSouth's accountants and investment banker.(2)

         The Settlement described herein is being entered into simultaneously with and is related to the proposed settlement of certain Federal Securities Litigation pending against HealthSouth. HealthSouth intends to use the proceeds of the Settlement of this Action, net of attorneys' fees, to enable it to fund, in part, the settlement of the Federal Securities Litigation pending against it. A substantial factor considered by Plaintiff and Plaintiff's counsel in agreeing to the Settlement discussed herein was that the net proceeds of this Settlement would enable HealthSouth to fund, in part, the settlement of the Federal Securities Litigation pending against it.

                             THE FACTUAL BACKGROUND

            THE DESCRIPTION OF THIS ACTION AND THE SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION BY THE COURT OF FINDINGS OF FACT.

         As noted above, this is a stockholder derivative action seeking monetary recovery for HealthSouth against certain present and former HealthSouth directors, officers, accountants, investment bankers and certain others for, among other things, alleged wrongdoing in connection with the falsification of the Company's financial statements over a period of many years.

--------------------
(2) The following persons are not parties to this settlement: Richard M. Scrushy; any HealthSouth officers, directors, or employees who have agreed to plead guilty or otherwise have been convicted of crimes in connection with HealthSouth's former financial reporting activities, including but not limited to Angela Ayers, Aaron Beam, Richard Botts, Jason Brown, Cathy Edwards, Catherine Fowler, Emery Harris, Will Hicks, Kenneth Livesay, Michael Martin, Malcolm McVay, Rebecca Morgan, William Owens, Weston Smith, and Virginia Valentine (together with Richard M. Scrushy, the "Non-Settling Individual Defendants"); all defendants who were never directors, officers, or employees of HealthSouth, including, without limitation, defendants Ernst & Young LLP, UBS Securities LLC, Source Medical Solutions, Inc., Capstone Capital Corp., Medcenterdirect.com, and G.G. Enterprises (the "Non-Settling Defendant Entities"), (the Non-Settling Individual Defendants and the Non-Settling Defendant Entities are collectively the "Non-Settling Defendants").

         Plaintiff filed the Original Complaint in this Action on August 28, 2002, a First Amended Complaint on November 15, 2002, a Second Amended Complaint on March 21, 2003, a Third Amended Complaint on August 22, 2003, and a Supplemental and Fourth Amended Complaint on March 25, 2004 (the "Complaint").

         The Complaint alleges, among other things, that the Individual Settling Defendants breached their fiduciary duties to HealthSouth, engaged in self-dealing and other alleged misconduct.

         The Individual Settling Defendants filed motions to dismiss the Complaint. Following briefing and argument, those motions were denied by the Court.

         Following arm's-length negotiations, the parties have reached an agreement pursuant to which the Individual Settling Defendants would be dismissed from this Action and all other related derivative litigation listed in Paragraph H(iii) of the Stipulation (together, the "Derivative Actions") with prejudice and released from all claims related to the Derivative Actions in return for payment of $100,000,000 (One Hundred Million Dollars) (the "Settlement Amount") to HealthSouth by the Individual Settling Defendants' insurance carriers into an escrow account designated by HealthSouth.

         After conducting a legal and factual investigation, counsel for Plaintiff in this Action have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of HealthSouth.

         Plaintiff in this Action is entering into this Stipulation because the Settlement provides substantial and direct monetary benefits to HealthSouth and Plaintiff and his counsel believe that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of HealthSouth and its stockholders.

         The Individual Settling Defendants have vigorously denied, and continue to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Derivative Actions, deny that they engaged in any wrongdoing, deny that they acted improperly in any way and deny liability of any kind to HealthSouth. The Individual Settling Defendants are entering into this Stipulation solely because the Settlement will (i) avoid the substantial burden, expense, distraction and inconvenience of continued litigation of the claims asserted against them in the Derivative Actions; and (ii) finally put to rest and terminate those claims.

            THE COURT HAS NOT DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF AGAINST, OR THE DEFENSES OF, THE INDIVIDUAL SETTLING DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD AGAINST THE INDIVIDUAL SETTLING DEFENDANTS IF THE CLAIMS ASSERTED AGAINST THEM IN THIS ACTION WERE NOT SETTLED.

                        DISMISSAL, RELEASE AND BAR ORDER

         The Stipulation provides that any claims , demands, rights, actions or causes of action, liabilities, damages, losses, attorneys' fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the Individual Settling Defendants or their respective family members, heirs, executors, administrators, successors, assigns, present and former employees, officers, directors, attorneys, legal representatives, and agents of each of them, and any person or entity in which any Individual Settling Defendant has or had a controlling interest and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and the Settling Insurers,(5) and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and any other current or former directors, officers, or employees of HealthSouth other than the Non-Settling Defendants, regardless of whether such person was served with process and appeared in this Action (collectively, the "Released Parties"), which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in the Complaint; and, with respect to the Settling Insurers, and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, all

--------------------
(3) The terms "Settling Insurers," "Non-Settling Insurers," "Insurance Policies," "Coverage Litigation," and "Underlying Litigation" are defined in the Stipulation.

claims and causes of action of every nature and description, whether known or unknown, whether arising under any federal, state, local, statutory or common law, whether brought directly or derivatively, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation (collectively, the "Released Claims") shall be fully, finally, and forever compromised, settled, discharged, dismissed with prejudice and released with full preclusive effect as to each of the Released Parties.

         Notwithstanding any other provision in the Stipulation, "Released Parties" will not include (a) Richard M. Scrushy, or (b) any person who agreed to plead guilty or otherwise have been convicted of crimes in connection with HealthSouth's former financial reporting activities, or (c) any third party entities who are defendants in this Action including Ernst & Young LLP, UBS Securities, LLC, Source Medical Solutions, Inc., Capstone Capital Corporation, Medcenterdirect.com, and G.G. Enterprises, or (d) any other Non-Settling Individual Defendants or Non-Settling Defendant Entities, or (e) any Non-Settling Insurers. The Order will not operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         The Stipulation also provides that all Non-Settling Defendants and all other persons ("Barred Persons") will be permanently and forever barred from commencing, prosecuting, or asserting any action, proceeding or claim against the Released Parties involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims. The Non-Settling Defendants and all other persons will also be permanently and forever barred from commencing, prosecuting, or asserting against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         The Released Parties are also permanently barred from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims. However, nothing in the Stipulation releases, alters, changes, limits, affects, dilutes, eliminates, or in any way, impairs or undermines existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporate governance provision, Certificate of

Incorporation, By-laws, as in effect at any time, other corporate documents, indemnification agreements, letter agreements, severance agreements, contract, law, or otherwise.

         Under the Stipulation, Barred Persons will be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment for each claim entered in the action) in an amount that is the greater of: (i) that part of the Settlement Amount paid by the settling parties and the Settling Insurers that is allocated to claims for which contribution or indemnification would otherwise be available; or (ii) for each such claim, the proportionate share of the Individual Settling Defendants' fault as determined at trial; or (iii) the value of any contribution claim (whether contractual or otherwise), indemnification claim (whether contractual or otherwise) or similar claim that the Court determines would have been available but for this Settlement. The credit is not effective or applicable until final approval of this Settlement. The credit will not release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         Insurance carriers who issued policies to HealthSouth and the Individual Settling Defendants are contributing a total of $230 million toward the settlement of the Federal Securities Litigation and the Derivative Actions. In exchange for this contribution, HealthSouth and the Individual Settling Defendants are giving full policy releases and are settling claims with the settling insurance carriers. As a result of the Settlement, no one, including the Non-Settling Individual Defendants, will be able to make a claim against these insurance policies. In the event that a judgment is entered against a Non-Settling Defendant in this Action, and a court determines that the Non-Settling Defendant would have been entitled to coverage for the judgment but for the Settlement, that Non-Settling Defendant will be entitled to have his or her judgment reduced by the amount of coverage, if any, that the court determines would have otherwise been payable to the Non-Settling Defendant, but only to the extent no such reduction has already been made in connection with another judgment.

         With respect to any and all Released Claims, the parties have stipulated and agreed that, upon the date when the Settlement becomes Final, Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Also, with respect to any and all Released Claims, Plaintiff and HealthSouth shall have waived and relinquished, and all other parties whose claims are being released shall be deemed to have waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code ss. 1542. Plaintiff and HealthSouth may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, which if known, might have affected the decision to enter into the Stipulation, but have stipulated and agreed that the Released Parties, on the date when the Settlement becomes Final, do, fully, finally and forever settle and release any and all Released Claims, without regard to subsequent discovery or existence of such different or additional facts. Plaintiff and HealthSouth acknowledge that the inclusion of unknown claims in the definition of

Released Claims was separately bargained for and was a key element of the Settlement of which the releases are a part.

         The Settlement shall be considered final ("Final") for purposes of the Stipulation of Settlement subsequent to entry by the Court of an Order and Partial Final Judgment approving the Settlement only upon the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Partial Final Judgment appealed from (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed. An appeal only with respect to the award of attorneys' fees and expenses shall not affect the finality of the Settlement.

                  RELATIONSHIP TO FEDERAL SECURITIES SETTLEMENT

         The Settlement described herein is being entered into simultaneously with and is related to the proposed settlement of certain Federal Securities Litigation pending against HealthSouth. HealthSouth intends to use the proceeds of the Settlement of this Action, net of attorneys' fees, to enable it to fund, in part, the settlement of the Federal Securities Litigation pending against it. A substantial factor considered by Plaintiff and Plaintiff's counsel in agreeing to the Settlement discussed herein was that the net proceeds of this Settlement would enable HealthSouth to fund, in part, the settlement of the Federal Securities Litigation pending against it.

                                 ATTORNEYS' FEES

         The parties have agreed that counsel for the derivative Plaintiffs in this Action shall have a contractual right to recover from HealthSouth, and HealthSouth shall have an obligation to pay said counsel, reasonable attorneys fees and costs in connection the claims against the Individual Settling Defendants in an amount to be determined by the Circuit Court of Jefferson County,

Alabama. Derivative Plaintiffs' counsel intend to apply for an award of attorneys' fees of not more than 30% of the Settlement Amount, plus reimbursement of reasonable out-of-pocket expenses in the form of a fee petition presented to the Circuit Court of Jefferson County, Alabama, to which HealthSouth shall be free to object under applicable precedents. The parties agreed that the entitlement of derivative counsel to an award of fees and expenses does not constitute any admission or concession in any respect by any party as to the manner of computation of the fee, except that the fee shall be calculated in the same manner as if the Settlement Amount had been deposited into Court for and on behalf of HealthSouth and as if the fee to be awarded were to be paid out of such amount so deposited. No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of any attorneys' fees, costs and expenses awarded by the Court shall constitute grounds for cancellation or termination of this Stipulation.

                      RIGHT TO APPEAR AT SETTLEMENT HEARING

         Any HealthSouth stockholder with standing to assert the derivative claims asserted in this Action (i.e., any person who owned HealthSouth stock at the time of the wrongs alleged in this Action and who held such stock continuously to date) who objects to the Stipulation of Settlement, the Settlement, the Order and Partial Final Judgment and/or the application for attorneys fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than Plaintiff or his counsel shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing directed herein, (i) written notice of the intention to appear;

(ii) a detailed statement of such person's objections to any matter before the Court; and (iii) the grounds therefore or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Alabama Circuit Court, Jefferson County Clerk and, on or before such filing, shall be served by hand or any mode of delivery providing proof of delivery on the following counsel of record:

                         John W. Haley, Esquire
                         Hare, Wynn, Newell & Newton
                         2025 Third Avenue North, Suite 800
                         Birmingham, Alabama  35203

                         John Q. Somerville, Esquire
                         Galloway & Somerville, LLC
                         11 Oak Street
                         Birmingham, Alabama 35213

                         Julia Boaz Cooper, Esquire
                         Bradley Arant Rose & White LLP
                         One Federal Place
                         Birmingham, Alabama  35203

                         J. Mark Hart, Esquire
                         J. Mark Hart, P.C.
                         1400 Park Place Tower
                         2001 Park Place North
                         Birmingham, Alabama 35203

                         Patrick C. Cooper, Esquire
                         Maynard, Cooper & Gale, P.C.
                         1901 Sixth Avenue North, Suite 2400
                         Birmingham, Alabama  35203

Any person who fails to object in the manner prescribed above shall be deemed to have waived any objections and shall be forever barred from raising any objections in this or in any other action or proceeding.

                               INTERIM INJUNCTION

         Pending final determination of whether the Stipulation of Settlement should be approved, Plaintiff's counsel, Plaintiff, HealthSouth, any stockholder of HealthSouth, and any Barred Person (as defined in the Stipulation) are barred and enjoined from commencing or prosecuting any action asserting any Released Claims (as defined in the Stipulation) against any Released Parties (as defined in the Stipulation).

                  SCOPE OF THIS NOTICE AND FURTHER INFORMATION

         This Notice does not purport to be a comprehensive description of this Action, the allegations or transactions related thereto, the terms of the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in this litigation, unless sealed, at the Office of the Clerk of the Alabama Circuit Court, Jefferson County, 716 North Richard Arrington Jr. Blvd., Birmingham, Alabama, during regular business hours of each business day.

         Alternatively, you may direct any inquiries to Plaintiff's counsel:

                             John W. Haley, Esquire
                           Hare, Wynn, Newell & Newton
                       2025 Third Avenue North, Suite 800
                            Birmingham, Alabama 35203
                              Phone: (205) 328-5330
                               Fax: (205) 324-2165
                                 haley@hwnn.com


                   PLEASE DO NOT WRITE OR TELEPHONE THE COURT.

                      NOTICE TO PERSONS OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS

         Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to Judy Hsu, Mellon Investor Services, 300 Galleria Parkway, Suite 1020, Atlanta, Georgia.30339,
(770) 818-1153, hsu.j@mellon.com.

                                                BY ORDER OF THE COURT:


                                                --------------------------------

Dated:  _____________, 2006

                                                                       EXHIBIT C

                IN THE CIRCUIT COURT OF JEFFERSON COUNTY, ALABAMA
              (HEALTHSOUTH CORPORATION 2002 DERIVATIVE LITIGATION)
              ----------------------------------------------------


 WADE TUCKER, derivatively on behalf           )
 of HealthSouth Corporation,                   )
                                               )
                            Plaintiff,         )
                                               )
          v.                                   )     CIVIL ACTION NO: CV-02-5212
                                               )
 RICHARD M. SCRUSHY, et al.,                   )
                                               )
                            Defendants,        )
                                               )
          and                                  )
                                               )
 HEALTHSOUTH CORPORATION,                      )
                                               )
                            Nominal Defendant. )

         ORDER AND PARTIAL FINAL JUDGMENT PURSUANT TO A.R.C.P RULE 54(b)

         A hearing having been held before this Court (the "Court") on ________________, 2006, pursuant to the Court's Order of __________________,
2006 (the "Scheduling Order"), upon a Stipulation of Settlement with certain defendants, filed on ____________________, 2006 (the "Stipulation"), of the above-captioned action (the "Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; and the entire matter of the proposed Settlement having been heard and considered by the Court;

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this _____ day of __________________, 2006, that:

         1. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation.

         2. The form and manner of notice given to HealthSouth's stockholders is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with the requirements of due process, and Rule 23.1 of the Rules of this Court and applicable law.

         3. The Stipulation, the Settlement, and the Insurance Settlement Agreement are approved as fair, reasonable, adequate and in the best interests of HealthSouth, and it was not illegal for HealthSouth to agree to the indemnification obligations in Section 5 and the advancement obligations in
Section 6 of the Insurance Settlement Agreement. The Settlement and the Insurance Settlement Agreement shall be consummated in accordance with the terms and conditions of the Stipulation and the Insurance Settlement Agreement.

         4. Any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys' fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the Individual Settling Defendants or their respective family members, heirs, executors, administrators, successors, assigns, present and former employees, officers, directors, attorneys, legal representatives, and agents of each of them, and any person or entity in which any Individual Settling Defendant has or had a controlling interest and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and the Settling Insurers, and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and any other current or former directors, officers, or employees of HealthSouth other than the Non-Settling Defendants, regardless of whether such person was served with process and appeared in this Action (collectively, the "Released Parties"), which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in the Complaint; and, with respect to the Settling Insurers, and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, all claims and causes of action of every nature and description, whether known or unknown, whether arising under any federal, state, local, statutory or common law, whether brought directly or derivatively, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation (collectively, the "Released Claims") are hereby fully, finally, and forever compromised, settled, discharged, dismissed with prejudice and released with full preclusive effect as to each of the Released Parties. Notwithstanding any other provision in this Paragraph 4 or elsewhere in this Order, "Released Parties" shall not be deemed to include (a) Richard M. Scrushy, or (b) any person who agreed to plead guilty or otherwise have been convicted of crimes in connection with HealthSouth's former financial reporting activities, or (c) any third party entities who are defendants in the Action including Ernst & Young LLP, UBS Securities, LLC, Source Medical Solutions, Inc., Capstone Capital Corporation, Medcenterdirect.com, and G.G. Enterprises, or (d) any other Non-Settling Individual Defendants or Non-Settling Defendant Entities, or (e) any Non-Settling Insurers (and any other person or entity in their capacity as a successor in interest to the Non-Settling Insurers with respect to the insurance policy or policies they issued to HealthSouth and/or the Individual Settling Defendants). This Order shall not operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth. This Release shall not operate to release in whole or in part any claim asserted against any of the Non-Settling Individual Defendants or Non-Settling Defendant Entities.

         5. Plaintiff, HealthSouth (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders, and any person acting or purporting to act on behalf of HealthSouth), or any of them, are hereby permanently BARRED, ENJOINED and RESTRAINED from instituting, commencing or prosecuting in this Action or any other action or proceeding any Released Claims against any of the Released Parties. The Released Claims against each and all of the Released Parties shall be released and dismissed with prejudice and on the merits with full preclusive effect as to each of the Released Parties.

         6. Consistent with Paragraph 9 of the Stipulation and in accordance with 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law:

            (a) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, are hereby permanently BARRED, ENJOINED and RESTRAINED to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Released Parties involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

            (b) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

            (c) For purposes of this Order, Barred Person shall be defined as any person or entity other than HealthSouth that is barred and/or enjoined by paragraph 6(a) and 6(b).

         7. HealthSouth and the Individual Settling Defendants are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any actions or claims against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         8. All Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any actions or claims against HealthSouth and/or the Individual Settling Defendants that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies,
(ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         9. Barred Persons shall be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment for each claim entered in the Action) in an amount that is the greater of: (i) that part of the Settlement Amount paid by the settling parties and the Settling Insurers that is allocated to claims for which contribution would otherwise be available; or (ii) for each such claim, the proportionate share of the Individual Settling Defendants' fault as determined at trial; or (iii) the value of any contribution claim (whether contractual or otherwise), indemnification claim (whether contractual or otherwise) or similar claim that the Court determines would have been available but for this Settlement. The credit referred to herein is not effective or applicable until final approval of this Settlement. Notwithstanding any other provision in this Order, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         10. Consistent with Paragraph 13 of the Stipulation and in accordance with 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law: the Released Parties are hereby permanently BARRED, ENJOINED and RESTRAINED to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims; provided, however, that nothing contained herein shall release, alter, change, limit, affect, dilute, eliminate, or in any way, impair or undermine existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporate governance provision, Certificate of Incorporation, By-laws, as in effect at any time, other corporate documents, indemnification agreements, letter agreements, severance agreements, contract, law, or otherwise.

         11. The Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Barred Persons any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         12. In the event that (i) a judgment (net of any judgment credit required under Paragraph 9 herein) is entered in this Action against any Non-Settling Defendant, and (ii) a court determines that such Non-Settling Defendant would have been entitled to coverage for such judgment under the Insurance Policies but for the Stipulation, then such Non-Settling Defendant shall have the judgment reduced by the amount of coverage, if any, such court determines (based on jury findings as and if required by law) is payable on behalf of such Non-Settling Defendant, but only to the extent such a reduction has not already been made with respect to another judgment. In connection with the judicial determination of insurance coverage referred to in the preceding sentence, the Plaintiff shall have the right to defend all claims of coverage asserted by any Non-Settling Defendant and to assert all defenses to coverage that may have been available to the insurers, and the Settling Insurers, HealthSouth and the Individual Settling Defendants shall provide reasonable cooperation in the defense of all such claims. The credit referred to herein is not effective or applicable until final approval of this Settlement. Notwithstanding any other provision in this Order, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         13. The provisions in this bar order are reciprocal and in the event that any person or entity asserts and is legally not barred by the bar order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order (the "First Person") against any other person (the "Second Person"), this bar order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order against the First Person.

         14. With respect to any and all Released Claims against Released Parties, Plaintiff and HealthSouth have hereby waived and relinquished, and all other parties whose claims are being released are hereby deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Also, with respect to any and all Released Claims against Released Parties, Plaintiff and HealthSouth have hereby waived and relinquished, and all other parties whose claims are being released are hereby deemed to have waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code ss. 1542.

         15. Nothing contained in the Settlement or this Order shall be interpreted as satisfying or mitigating or discharging or reducing the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth. Subject to the judgment credit and insurance credit provisions of Paragraphs 9 and 12 herein, nothing in the Settlement or this Order shall limit or otherwise inhibit continued maintenance of the derivative claims against the Non-Settling Defendants by or on behalf of HealthSouth (which is neither a Non-Settling Defendant, nor a Released Person, nor a Barred Person under this Settlement).

         16. Counsel for the Plaintiff is awarded attorneys' fees in the amount of $________________ and reimbursement of expenses in the amount of $__________________ which sums the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Stipulation.

         17. Without affecting the finality of this Order and Partial Final Judgment in any way, this Court reserves exclusive jurisdiction over all matters relating to the administration and consummation of the Settlement.

         18. Pursuant to A.R.C.P., Rule 54(b), this Court hereby certifies that there is no just reason for delay and expressly directs entry of final judgment forthwith as per the above.



                                           -------------------------------------
                                           Allwin E. Horn, III, Circuit Judge

                                                                       EXHIBIT D

If to Wade Tucker or Wendell H. Cook Testamentary Trust (John P. Cook, Trustee):

                               John W. Haley, Esq.
                          HARE WYNN NEWTON & NEWELL LLP
                          The Historic Massey Building
                       2025 Third Avenue North, Suite 800
                            Birmingham, Alabama 35203

                                 with a copy to

                           John Q. Somerville, Esquire
                           Galloway & Somerville, LLC
                                  11 Oak Street
                            Birmingham, Alabama 35213


If to HealthSouth:

                                 General Counsel
                             HEALTHSOUTH CORPORATION
                             One HealthSouth Parkway
                            Birmingham, Alabama 35243

                                 with a copy to

                                Julia Boaz Cooper
                        BRADLEY, ARANT, ROSE & WHITE LLP
                                One Federal Place
                             1819 Fifth Avenue North
                            Birmingham, Alabama 35203


If to Thomas W. Carman:

                              Joseph A. Fawal, Esq.
                                  FAWAL & SPINA
                         1330 21st Way South, Suite 200
                            Birmingham, Alabama 35205


If to Edwin M. Crawford:

                             Anthony C. Harlow, Esq.
                             STARNES & ATCHISON LLP
                       100 Brookwood Place, Seventh Floor
                            Birmingham, Alabama 35209

If to Patrick A. Foster, Larry D. Taylor, Phillip C. Watkins, Richard F. Celeste, Raymond J. Dunn, III, Larry R. House, Jan L. Jones, William W. Horton,
P. Daryl Brown or Daniel J. Riviere:

                            James L. Goyer, III, Esq.
                           MAYNARD COOPER & GALE, P.C.
                            1901 Sixth Avenue, North
                          2400 AmSouth / Harbert Plaza
                            Birmingham, Alabama 35203

                                 with a copy to

                             Peter Q. Bassett, Esq.
                             Betsy P. Collins, Esq.
                                ALSTON & BIRD LLP
                           1201 West Peachtree Street
                             Atlanta, Georgia 30309


If to C. Sage Givens, George H. Strong, Larry D. Striplin, Jr., Joel C. Gordon, John S. Chamberlin or Charles W. Newhall, III:

                               J. Mark Hart, Esq.
                               J. MARK HART, P.C.
                              1400 Park Place Tower
                              2001 Park Place Tower
                            Birmingham, Alabama 35203

                                 with a copy to

                            Michael J. Chepiga, Esq.
                              Paul C. Gluckow, Esq.
                         SIMPSON THACHER & BARTLETT LLP
                              425 Lexington Avenue
                            New York, New York 10017


If to Anthony J. Tanner:

                          Jackson R. Sharman III, Esq.
                            James F. Hughey III, Esq.
                       LIGHTFOOT, FRANKLIN & WHITE, L.L.C.
                               The Clark Building
                              400 20th Street North
                            Birmingham, Alabama 35203

If to Gerald P. Scrushy:

                              Thomas E. Ellis, Esq.
                                  ELLIS & BLOOM
                        300 Office Park Drive, Suite 309
                            Birmingham, Alabama 35223


If to Jon F. Hanson, Robert P. May or  Lee S. Hillman:

                               J. Mark Hart, Esq.
                               J. MARK HART, P.C.
                              1400 Park Place Tower
                              2001 Park Place Tower
                            Birmingham, Alabama 35203

                                 with a copy to

                             Martin L. Seidel, Esq.
                        CADWALADER, WICKERSHAM & TAFT LLP
                           One World Financial Center
                            New York, New York 10281


If to James P. Bennett:

                                James P. Bennett
                              3732 Shady Cove Drive
                          Vestavia Hills, Alabama 35243

                                 with a copy to

                              James F. Henry, Esq.
                      JOHNSTON BARTON PROCTOR & POWELL LLP
                          2900 AmSouth / Harbert Plaza
                            Birmingham, Alabama 35203


If to Robert E. Thomson:

                            Maxwell H. Pulliam, Esq.
                               CHRISTIAN SMALL LLP
                              1800 Financial Center
                              505 North 20th Street
                            Birmingham, Alabama 35203